CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 8-K  of ATWOOD MINERALS AND MINING CORP. of our report for the year ended May 31, 2009 of  Phreadz USA, LLC, which appear in such Form 8-K, and to the reference to our Firm under the caption "Experts" to be filed on or around April 27, 2010.

/s/ De Leon & Company, P.A.
Certified Public Accountants

April 27, 2010

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 8-K  of ATWOOD MINERALS AND MINING CORP. of our report for the year ended May 31, 2009 of Universal Data Base of Music USA, LLC, which appear in such Form 8-K, and to the reference to our Firm under the caption "Experts" to be filed on or around April 27, 2010.

/s/ De Leon & Company, P.A.
Certified Public Accountants

April 27, 2010